Exhibit 99.1

Press Release

Clean Harbors Reports Record Third-Quarter

2010 Financial Results

•    Strong Contributions Across Segments, Emergency Response Efforts Drive Results

•    Revenue Increases 60% to $487.7 Million

•    Achieves Net Income of $38.8 Million; EBITDA Doubles to $98.8 Million

•    Company Updates 2010 Guidance; Provides Preliminary 2011 Guidance

Norwell, MA — November 3, 2010 — Clean Harbors, Inc. (“Clean Harbors”) (NYSE: CLH), the leading provider of environmental, energy and industrial services and hazardous waste management services throughout North America, today announced financial results for the third quarter ended September 30, 2010.

Revenues increased 60% to a record $487.7 million from $305.6 million in the third quarter of 2009, reflecting the acquisition of Eveready Inc. on July 31, 2009, a strong contribution from the legacy Clean Harbors’ business and the Company’s oil spill response efforts in the Gulf of Mexico and Michigan. Income from operations increased 172% to $73.4 million from $27.0 million in the third quarter of 2009.

Third quarter 2010 net income grew to $38.8 million, or $1.47 per diluted share, from $9.2 million, or $0.36 per diluted share, in the third quarter of 2009.  Third quarter 2010 net income included a pre-tax charge of $2.3 million for the early extinguishment of debt related to the Company’s redemption of $30 million of its outstanding senior secured notes.  Third quarter 2009 net income included approximately $9.0 million in expenses related to the Company’s acquisition of Eveready and the early extinguishment of debt.  Weighted average diluted shares outstanding used to calculate net income per share in the third quarter of 2010 were 26.5 million compared with 25.6 million in the same period of 2009.

EBITDA (see description below) more than doubled to a record $98.8 million from $48.3 million in the third quarter of 2009.

Comments on the Third Quarter

“Clean Harbors delivered another quarter of outstanding results, as we achieved substantial increases in all of our key financial metrics,” said Alan S. McKim, Chairman and Chief Executive Officer.  “Solid growth across nearly all of our operations, combined with continued strong emergency response contributions, enabled us to generate better-than-anticipated revenues.  Within our Technical Services segment, incineration utilization for the quarter was 91%, compared with 89% in the comparable period of 2009, while landfill volumes increased 23% year-over-year and 28% sequentially.  Our Environmental business experienced growth in several key industries including Manufacturing, Pipelines, Utilities, Healthcare and our Broker business.  At the same time, our Industrial Services segment’s performance, which generated excellent margins in the quarter, was driven by heightened activity in Western Canada and continued strength in the refinery market.”

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

“Emergency response events accounted for more than 25% of revenue in the third quarter,” McKim said.  “During the quarter, we continued to be heavily involved in the Gulf oil spill response effort.  While our level of engagement steadily declined throughout the quarter, we still had more than 500 people working in the region at quarter’s end.  In addition to the Gulf region clean-up, we participated in the oil spill response efforts in the Kalamazoo River area of Michigan during the quarter.  At the peak level, we had approximately 450 response-related personnel in Michigan along with a broad range of our specialized equipment.  These two major events have only served to further strengthen Clean Harbors’ reputation as a leading national provider of emergency response services.

“Our results in the third quarter demonstrate once again the considerable leverage within our network of assets,” McKim said.  “Our EBITDA growth far exceeded our revenue growth for the quarter as the combination of organic growth, emergency response and cost cutting initiatives drove our EBITDA margin to 20.3%.  For 2010, we remain on track to achieve our goals of capturing $15 million in cost synergies with Eveready and an additional $20 million in expense reductions companywide.”

Non-GAAP Third-Quarter Results

Clean Harbors reports EBITDA results, which are non-GAAP financial measures, as a complement to results provided in accordance with accounting principles generally accepted in the United States (GAAP) and believes that such information provides additional useful information to investors since the Company’s loan covenants are based upon levels of EBITDA achieved.  The Company defines EBITDA in accordance with its existing credit agreement, as described in the following reconciliation showing the differences between reported net income and EBITDA for the third quarter and first nine months of 2010 and 2009 (in thousands):

	For the three months ended:		For the nine months ended:
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009

Net income	$38,827	$9,185	$107,186	$22,764
Accretion of environmental liabilities	2,495	2,644	7,799	7,928
Depreciation and amortization	22,892	18,649	67,671	42,951
Loss on early extinguishment of debt	2,294	4,853	2,294	4,853
Interest expense, net	7,198	6,556	21,772	9,545
Other loss (income)	669	(111)	(2,485)	(155)
Provision for income taxes	24,384	6,928	42,941	17,547
Income from discontinued operations, net of tax	—	(412)	(2,794)	(412)
EBITDA	$98,759	$48,292	$244,384	$105,021

Business Outlook

“We remain encouraged about our growth prospects as we enter the final quarter of 2010 with momentum in the three largest segments of our business,” McKim said.  “Within Technical Services, we continue to drive substantial volumes through our disposal facilities and have a considerable backlog of potential projects in our pipeline.  For Field Services, our organic growth strategy of opening offices and promoting our brand regionally has proven to be highly successful.  We most recently added an office in Louisiana to further enhance our presence in the Gulf region.  Within Industrial Services, we see a variety of opportunities for growth within multiple lines of business.”

“Looking ahead, our sizeable cash position of more than $280 million affords us significant flexibility to expand our business through selective acquisitions and strategic investments,” McKim concluded. “In conjunction with our Investor Day in September, we announced that we were increasing our capital spending to more than $100 million for the year. We have a number of expansion projects underway, including the full launch of our ultrasonic industrial cleaning technology and a $25 million Energy and Industrial facility in the Ruth Lake region of Alberta.  In terms of acquisitions, we see a number of acquisition candidates, and are evaluating a wide range of strategic opportunities.”

Financial Guidance

Based on year-to-date performance, current market conditions and the impact of the emergency response event in the Gulf, Clean Harbors is updating its 2010 annual revenue and EBITDA guidance.  The Company currently expects full-year 2010 revenue in the range of $1.68 billion to $1.70 billion, up from its previous revenue guidance of $1.63 billion to $1.68 billion.  The Company is currently estimating approximately $25 million in emergency response related revenue in the fourth quarter.  The Company also currently anticipates EBITDA for 2010 in the range of $305 million to $310 million, an increase from its previous guidance of $278 million to $288 million for the full year.

Based upon preliminary estimates of the vertical markets it serves, the Company expects its 2011 revenues in the range of $1.52 billion to $1.57 billion, which represents a 5% to 8% increase over its 2010 base revenues, excluding the Gulf and Michigan spills.  The Company expects its EBITDA margin to be approximately 17% at this level of growth in 2011, which translates into an EBITDA range of $258 million to $267 million, excluding any significant potential spill-related activity in 2011.  As Clean Harbors completes its 2011 budgeting process in the coming months, it will update this preliminary guidance in conjunction with its fourth-quarter results in February 2011.

Conference Call Information

Clean Harbors will conduct a conference call for investors today at 9:00 a.m. (ET) to discuss the information contained in this press release.  On the call, Chairman, President and Chief Executive Officer Alan S. McKim and Executive Vice President and Chief Financial Officer James M. Rutledge will discuss Clean Harbors’ financial results, business outlook and growth strategy.

Investors who wish to listen to the webcast should log onto www.cleanharbors.com/investor_relations.  The live call also can be accessed by dialing 877.709.8155 or 201.689.8881 prior to the start of the call.  If you are unable to listen to the live call, the webcast will be archived on the Company’s website.

About Clean Harbors

Clean Harbors is the leading provider of environmental, energy and industrial services and hazardous waste management services throughout North America.  The Company serves more than 50,000 customers, including a majority of the Fortune 500 companies, thousands of smaller private entities and numerous federal, state, provincial and local governmental agencies.

Within Clean Harbors Environmental Services, the Company offers Technical Services and Field Services.  Technical Services provide a broad range of hazardous material management and disposal services including the collection, packaging, recycling, treatment and disposal of hazardous and non-hazardous waste.  Field Services provide a wide variety of environmental cleanup services on customer sites or other locations on a scheduled or emergency response basis.

Within Clean Harbors Energy and Industrial Services, the Company offers Industrial Services and Exploration Services.  Industrial Services provide industrial and specialty services, such as high-pressure and chemical cleaning, catalyst handling, decoking, material processing and industrial lodging services to refineries, chemical plants, pulp and paper mills, and other industrial facilities.  Exploration Services provide exploration and directional boring services to the energy sector serving oil and gas exploration, production, and power generation.

Headquartered in Norwell, Massachusetts, Clean Harbors has more than 175 locations, including over 50 waste management facilities, throughout North America in 36 U.S. states, seven Canadian provinces, Mexico and Puerto Rico.  The Company also operates international locations in Bulgaria, China, Singapore, Sweden, Thailand and the United Kingdom.  For more information, visit www.cleanharbors.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties.  These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects,” or similar expressions.  These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in these forward-looking statements.  Such statements may include, but are not limited to, statements about the benefits of the acquisition of Eveready, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts.  Such statements are based upon the current beliefs and expectations of Clean Harbors’ management and are subject to significant risks and uncertainties.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof.  The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its various filings with the Securities and Exchange Commission.  A variety of factors may affect the Company’s performance, including, but not limited to:

•                  The Company’s ability to manage the significant environmental liabilities that it assumed in connection with prior acquisitions;

•                  The availability and costs of liability insurance and financial assurance required by governmental entities related to the Company’s facilities;

•                  General conditions in the oil and gas industries, particularly in the Alberta oil sands and other parts of Western Canada;

•                  The possibility that the expected synergies from the acquisition of Eveready will not be fully realized;

•                  The extent to which the Company’s major customers commit to and schedule major projects;

•                  The unpredictability of emergency response events that may require cleanup and other services by the Company for uncertain durations of time;

•                  The Company’s future cash flow and earnings;

•                  The Company’s ability to meet its debt obligations;

•                  The Company’s ability to increase its market share;

•                  The effects of general economic conditions in the United States, Canada and other territories and countries where the Company does business;

•                  The effect of economic forces and competition in specific marketplaces where the Company competes;

•                  The possible impact of new regulations or laws pertaining to all activities of the Company’s operations;

•                  The outcome of litigation or threatened litigation or regulatory actions;

•                  The effect of commodity pricing on overall revenues and profitability;

•                  Possible fluctuations in quarterly or annual results or adverse impacts on the Company’s results caused by the adoption of new accounting standards or interpretations or regulatory rules and regulations;

•                  The effect of weather conditions or other aspects of the forces of nature on field or facility operations;

•                  The effects of industry trends in the environmental services, energy and industrial services marketplaces; and

•                  The effects of conditions in the financial services industry on the availability of capital and financing.

Any of the above factors and numerous others not listed nor foreseen may adversely impact the Company’s financial performance.  Additional information on the potential factors that could affect the Company’s actual results of operations is included in its filings with the Securities and Exchange Commission, which may be viewed on www.cleanharbors.com/investor_relations.

Contacts:

James M. Rutledge	Bill Geary	Jim Buckley
EVP and Chief Financial Officer	Corporate Counsel for Public Affairs	Executive Vice President
Clean Harbors, Inc.	Clean Harbors, Inc.	Sharon Merrill Associates
781.792.5100	781.792.5130	617.542.5300
InvestorRelations@cleanharbors.com		clh@investorrelations.com

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(in thousands except per share amounts)

	For the three months ended:		For the nine months ended:
	September 30,	September 30,	September 30,	September 30,
	2010	2009	2010	2009
Revenues	$487,651	$305,608	$1,314,186	$727,251
Cost of revenues (exclusive of items shown separately below)	335,273	210,900	919,970	500,667
Selling, general and administrative expenses	53,619	46,416	149,832	121,563
Accretion of environmental liabilities	2,495	2,644	7,799	7,928
Depreciation and amortization	22,892	18,649	67,671	42,951
Income from operations	73,372	26,999	168,914	54,142
Other (loss) income	(669)	111	2,485	155
Loss on early extinguishment of debt	(2,294)	(4,853)	(2,294)	(4,853)
Interest (expense), net	(7,198)	(6,556)	(21,772)	(9,545)
Income from continuing operations before provision for income taxes	63,211	15,701	147,333	39,899
Provision for income taxes	24,384	6,928	42,941	17,547
Income from continuing operations	38,827	8,773	104,392	22,352
Income from discontinued operations, net of tax	—	412	2,794	412
Net income	$38,827	$9,185	$107,186	$22,764
Earnings per share:
Basic	$1.47	$0.36	$4.08	$0.94
Diluted	$1.47	$0.36	$4.06	$0.93

Weighted average common shares outstanding	26,329	25,420	26,291	24,322
Weighted average common shares outstanding plus potentially dilutive common shares	26,485	25,552	26,427	24,441

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

(in thousands)

	September 30,	December 31,
	2010	2009
Current assets:
Cash and cash equivalents	$280,916	$233,546
Marketable securities	2,821	2,072
Accounts receivable, net	344,320	274,918
Unbilled accounts receivable	26,162	12,331
Deferred costs	7,067	5,192
Prepaid expenses and other current assets	20,523	18,348
Supplies inventories	42,690	41,417
Deferred tax assets	19,878	18,865
Assets held for sale	—	13,561
Total current assets	744,377	620,250

Property, plant and equipment, net	627,324	589,944

Other assets:
Long-term investments	5,430	6,503
Deferred financing costs	7,958	10,156
Goodwill	58,557	56,085
Permits and other intangibles, net	114,500	114,188
Other	8,222	3,942
Total other assets	194,667	190,874
Total assets	$1,566,368	$1,401,068

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

LIABILITIES AND STOCKHOLDERS’ EQUITY

(in thousands)

	September 30, 2010	December 31, 2009
Current liabilities:
Current portion of capital lease obligations	$5,126	$1,923
Accounts payable	145,120	97,923
Deferred revenue	28,654	21,156
Accrued expenses	115,377	90,707
Current portion of closure, post-closure and remedial liabilities	19,925	18,412
Liabilities held for sale	—	3,199
Total current liabilities	314,202	233,320
Other liabilities:
Closure and post-closure liabilities, less current portion	27,952	28,505
Remedial liabilities, less current portion	128,358	134,379
Long-term obligations	263,799	292,433
Capital lease obligations, less current portion	10,972	6,915
Unrecognized tax benefits and other long-term liabilities	83,332	91,691
Total other liabilities	514,413	553,923
Total stockholders’ equity, net	737,753	613,825
Total liabilities and stockholders’ equity	$1,566,368	$1,401,068